EXHIBIT 10.64

                       NISSAN MOTOR ACCEPTANCE CORPORATION
                             DEALER CAPITAL LOAN AND
                               SECURITY AGREEMENT



     Nissan Motor Acceptance Corporation ("NMAC") and B & B Florida Enterprises, Inc., a Florida corporation, dba Stuart Nissan ("Dealer"), for good and valuable consideration received, hereby agree as follows:

I.  LOAN

     Dealer hereby promises to pay to the order of NMAC the maximum sum of $1,200,000 ("Principal") and interest at the rate of 1.75 percentage points per annum over the NMAC Prime Rate (as defined in Schedule A attached hereto and made a part hereof), but in no event more than the maximum allowed by law, on that portion of the Principal remaining unpaid from time to time. The Principal shall be payable in 59 successive monthly installments of $20,000 each, followed by one final installment equal to the then unpaid Principal, all accrued and unpaid interest and all other fees, costs and charges due and owing under the terms of this loan. Installments are payable monthly on the 15th day of each month commencing on the 15th day of the month following the loan closing, until the Principal is paid in full. Interest accrued through the end of the preceding month shall be payable with each installment of Principal, provided that all unpaid interest accrued to the date thereof shall be due and payable with the last installment of Principal. Payments shall be applied first to accrued and unpaid interest, then to Principal and finally to costs, fees, charges and expenses.


II. SECURITY

     As security for the payment of the Principal and interest thereon, and for all other obligations and performances now or hereafter owing by Dealer to NMAC under this Agreement and any other agreement between said parties, Dealer hereby grants to NMAC a security interest in the following property ("Collateral"), now owned or hereafter acquired by Dealer, and in the proceeds thereof:

         (a) all automobiles, trucks, truck-tractors, trailers, semi-trailers, busses, mobile homes, motor homes, other vehicles and other merchandise, and all parts, accessories and furnishings used in connection therewith, now held or hereafter acquired by Dealer, including all goods hereafter added to or acquired in replacement of the foregoing, and the proceeds of all of the foregoing, whether or not inventory or other and whether or not new, used, repossessed, surrendered or other;

         (b) all goods, including without limitation, all machinery, equipment, tools, appliances, trucks, motor vehicles and office furniture and fixtures now held or hereafter acquired by Dealer, and the proceeds of all of the foregoing;

         (c) all accounts receivable, chattel paper, security agreements, instruments, contract rights, policies and certificates of insurance, documents and general intangibles now held or hereafter acquired by Dealer, including all monies and credits now due or to become due to Dealer from, and all claims against, manufacturers or distributors of inventory or other lending institutions, and the proceeds of all the foregoing; and

         (d) all other assets now held or hereafter acquired by Dealer with the exception of real property, exclusive of fixtures.


III.  COVENANTS, REPRESENTATIONS AND WARRANTIES

     Dealer hereby covenants, represents, warrants and agrees as follows:

     (a) The above indebtedness arises from a loan (the "Loan") made by NMAC to Dealer simultaneously with the execution of this Dealer Capital Loan and Security Agreement, the proceeds of which shall be used as working capital of Dealer.

     (b) Prior to the funding of the Loan, Thomas DeRita, Jr. and Don Cook own 51% and 49%, respectively, of the issued and outstanding stock of the Dealer. Immediately following the funding of the Loan, and for so long as any portion of the Loan is outstanding, each of the persons named below ("Dealer Principals"), respectively, shall have an ownership interest in the Dealer and shall participates in the active management and operation of the Dealer as follows:

                                              OWNERSHIP
                           NAME               PERCENTAGE        POSITION

                  Thomas DeRita, Jr.              51%           President

                  William A. Chamberlain          34%           ___________

                  Louis V. Cianfrogna             15%            Inactive

          (c) Additional covenants, representations and warranties and other agreements are set forth in Schedule A hereto. If there is any conflict between the provisions of this Dealer Capital Loan and Security Agreement and those set forth in Schedule A, the provisions of this Dealer Capital Loan and Security Agreement shall govern. This Dealer Capital Loan and Security Agreement, together with Schedule A hereto, constitutes the entire agreement between Dealer and NMAC with respect to the subject matter hereof, and supersedes all prior undertakings and agreements between Dealer and NMAC with respect thereto, including without limitation any capital loan application or commitment letter.

IV.  ACCELERATION OF LOAN

     NMAC shall have the option to declare the unpaid portion of the Principal, and accrued and unpaid interest thereon, to be immediately due and payable, without demand or notice of any kind:

     (a) in the event that either (i) any of the changes in ownership interest in and active management and operation of Dealer described in Section III (b), above fails to occur immediately following the funding of the Loan or (ii) following the occurrence of such changes, as described in
          Section III (b), above, there shall occur any further variation in the ownership interest in or active management and operation of Dealer with respect to the Dealer Principals, or

     (b) upon the occurrence of an Event of Default (as defined in Schedule A hereto), and thereupon, in either instance, NMAC may exercise any or all of its remedies and rights set forth in Schedule A.

Dated: 10-12, 1995

B & B FLORIDA ENTERPRISES, INC.             NISSAN MOTOR ACCEPTANCE CORPORATION,
a Florida corporation, dba Stuart Nissan    a California corporation


By:  /s/ Thomas DeRita, Jr.                 By:  /s/ Mark Doi
---------------------------                 -----------------
Name:  Thomas DeRita, Jr.                   Mark Doi
Title:  President                           Corporate Manager, Commercial Credit

                               SCHEDULE A TO NMAC
                   DEALER CAPITAL LOAN AND SECURITY AGREEMENT

ARTICLE I.  DEFINITIONS

         A. "Net Assets" shall mean the value of Borrower's assets (determined in accordance with generally accepted accounting principles) other than franchise and license values, goodwill, organization expenses, patents, trademarks and trade names and other intangible assets, less the liabilities of Borrower other than liabilities that are subordinated to obligations owing by Borrower to Nissan Motor Acceptance Corporation ("NMAC").

         B. "NMAC Prime Rate" shall mean the per annum interest rate from time to time announced by a majority of the following New York City banks: Bankers Trust Company, Chase Manhattan Bank, N.A., Chemical Bank, Citibank, N.A., and Morgan Guaranty Trust Company of New York, as their respective Prime Rate; provided that if fewer than three of such banks have the same rate in effect, the median of the five rates shall be the NMAC Prime Rate. For the purposes of computing interest hereunder, the NMAC Prime Rate in effect on the last day of a month shall be deemed to be such rate in effect throughout the succeeding month.

         C. "Agreement" shall mean this Schedule A and the Dealer Capital Loan and Security Agreement to which this Schedule A is attached.

         D. "Borrower" shall mean the Dealer who has executed the attached Dealer Capital Loan and Security Agreement with NMAC.


ARTICLE II.  REPRESENTATIONS AND WARRANTIES

         A. As inducement for NMAC to enter into a Dealer Capital Loan and Security Agreement with Borrower, Borrower hereby represents and warrants to NMAC the following:

          1. Dealership. Borrower is operating under a duly executed Sales and Service Agreement with Nissan Motor Corporation in U.S.A., and Borrower is duly authorized, licensed and franchised to operate such business.

          2. Financial Information. All balance sheets, statements of profit and loss and other financial data that have been given to NMAC by or on behalf of Borrower are complete and correct in all material respects, accurately present the financial condition of Borrower as of the dates thereof, and the results of its operations for the periods for which the same have been furnished, and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby and from period to period. Except as specifically disclosed by the most recent financial or other statements furnished by or on behalf of Borrower to NMAC, Borrower does not have outstanding any indebtedness, direct or contingent, other than to NMAC; none of its assets is subject to any security interest, lien or other encumbrance in favor of anyone other than NMAC and Borrower does not have outstanding any loan or advance to any individual or to any partnership, corporation or other entity. There has been no change in the assets, liabilities or financial condition of Borrower from that set out in the most recent financial statements given to NMAC with respect to Borrower other than changes in the ordinary course of business, none of which changes has been materially adverse to Borrower.

          3. Other Information. All other information, reports, papers and data given to NMAC by or on behalf of Borrower are accurate and correct in all material respects and complete insofar as completeness may be necessary to give NMAC a true and accurate knowledge of the subject matter.

          4. Tax Matters. Borrower has filed all federal, state, county, municipal and other tax returns required to have been filed by it and has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and Borrower does not know of any basis for additional assessment in respect of such taxes.

          5. Litigation. Except as specifically disclosed to NMAC by the most recent financial or other statements furnished by or on behalf of Borrower to NMAC, there are no unsatisfied liens or judgments against Borrower nor is there now pending against Borrower, nor to the knowledge of Borrower is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency that could have a material adverse effect upon its financial condition or operations if adversely determined.

          6. Validity of Agreement. Having due regard to all outstanding agreements and commitments of Borrower, and, if Borrower is a corporation, all restrictions contained in its Articles or Certificate of Incorporation and By-Laws, or if Borrower is a partnership, all restrictions contained in its Articles or Agreement of Partnership, Borrower has the power and authority to borrow money from, and pledge its assets to, NMAC and to execute and perform this Agreement; and Borrower has taken all steps necessary to insure that this Agreement is legally valid and enforceable against Borrower in accordance with its terms and conditions.


ARTICLE III.  COVENANTS

         A. Borrower hereby covenants and agrees that until the Principal and interest thereon and any future advances and interest thereon made by NMAC to Borrower shall have been paid in full:

          1. Legal and Other Requirements. Borrower shall preserve and keep in full force and effect its existence, rights, franchises and trade names; be legally authorized and otherwise authorized by, and in good standing with, other persons necessary to carry on its business as now conducted, and comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders of public authorities and other requirements applicable to it.

          2.  Protection,  Repair and  Replacement  of Property.  Borrower shall maintain, preserve, protect and keep in good order and condition all property used or useful in the conduct of its business and from time to time make all necessary or appropriate repairs, replacements and improvements thereto. Borrower also shall permit any person designated by NMAC, at reasonable times during business hours and as often as NMAC may reasonably request, to inspect such property.

          3. Taxes. Borrower shall pay, as and when the same shall become due and payable, all taxes, assessments, fees and charges of any kind whatsoever imposed upon Borrower or its property, and all claims which constitute, or if unpaid may become, a lien, charge or encumbrance upon any of its property.

          4. Insurance. Borrower shall obtain and maintain insurance protecting its property against loss or physical damage from risks, in amounts and with insurers acceptable to NMAC. In addition, Borrower shall:

               (a) cause each insurance policy issued pursuant to the above to provide, and the insurer issuing such policy to certify to NMAC, that
          (i) NMAC will be insured as its interest may appear, (ii) adjustment of losses will be subject to the approval of NMAC, (iii) all amounts payable thereunder, including return of unearned premiums, will be paid to NMAC for the accounts of NMAC and Borrower as their respective interests may appear (such amounts to be applied to the restoration, repair or replacement of property damaged or destroyed if an Event of Default, or other event for which NMAC may exercise the remedies set out in Article IV (B) hereof, is not then existing, or, at the option of NMAC, to the payment of the Principal, interest thereon and all other amounts owing by Borrower to NMAC, in the manner specified in
          Article IV (F) hereof, if any such event is then existing), (iv) the interest of NMAC will be insured regardless of any breach or violation by Borrower of any warranties, declarations or conditions contained in such policy and (v) such insurer will promptly notify NMAC if such policy be cancelled or materially changed for any reason whatsoever, and such cancellation or change will not be effective as to NMAC for 30 days after receipt by NMAC of such notice; and

               (b) deliver to NMAC copies of each such insurance policy upon the funding of the Loan and copies of each renewal policy not less than 30 days prior to the expiration of the original policy or preceding renewal policy, as the case may be, and receipts or other evidence that the premiums thereon have been paid.

          Irrespective of Borrower's compliance with the provisions hereof, the funding of the Loan shall constitute an assignment by Borrower to NMAC of any amounts that may become payable under any such insurance policy for application as provided above. NMAC may (and Borrower hereby appoints NMAC as Borrower's attorney in fact so to do) endorse Borrower's name upon any checks, drafts, money orders, notes or other orders or instruments for the payment of any such amounts payable to or to the order of Borrower.

          5. Financial and Other Statements. Borrower shall maintain full and complete books of account and other records reflecting the results of its operations in accordance with generally accepted accounting principles applied on a consistent basis and shall permit any person designated by NMAC, at reasonable times during business hours and as often as NMAC may reasonably request, to inspect such books and records and to make extracts therefrom. Borrower also shall furnish to NMAC:

               (a) within 15 days after the end of each month, or at such other frequency as NMAC may request from time to time, its balance sheet as of the end of such month and its statement of profit and loss for such month in such detail as NMAC may reasonably request from time to time, each certified by Borrower (or by an employee or representative of Borrower acceptable to NMAC) as having been prepared in accordance with accounting principles consistent with those reflected in the audited financial statements of Borrower and as to the truth, accuracy, and completeness of the information contained therein.

               (b) within 120 days after the end of each of its fiscal years, or at such other frequency as NMAC may request from time to time, a complete, executed copy of a report of an examination of its financial statements made by independent, certified public accountants selected by Borrower and acceptable to NMAC, such report to include a balance sheet and a statement of profit and loss for such year in such detail as NMAC may reasonably request from time to time and an unqualified opinion to the effect that such balance sheet and statement of profit and loss fairly present the financial condition of Borrower and the results of its operations in conformance with generally accepted accounting principles applied on a consistent basis, except as may be described in such opinion; and

               (c) such other financial or other statements respecting the condition, operation and affairs of Borrower or its property as NMAC may from time to time reasonably request.

          6. Litigation. Borrower shall promptly defend any action, proceeding or claim affecting Borrower or its property and shall promptly notify NMAC of the institution of any such action, proceeding or claim if the same could have a material adverse effect upon the financial condition or operations of Borrower if adversely determined. Borrower also shall promptly notify NMAC of the occurrence of any other event the effect or outcome of which could have such a material adverse effect.

         B. Borrower hereby covenants and agrees that until the Principal and interest thereon and any future advances made by NMAC to Borrower shall have been paid in full, without the prior written consent of NMAC:

          1. Indebtedness. Borrower shall not create or have outstanding any indebtedness for money borrowed except for (i) indebtedness owing to NMAC,
     (ii) indebtedness specifically disclosed by the most recent financial or other statements furnished by or on behalf of Borrower to NMAC prior to the date of this Agreement and that is not to be paid with the proceeds of the Loan, and (iii) indebtedness subordinated to all obligations owing by Borrower to NMAC.

          2. Encumbrances. Borrower shall not create, incur or permit to exist on any of its property any security interest, lien or other encumbrance except for (i) security interests, liens or other encumbrances in favor of, or subordinated to, NMAC, (ii) security interests, liens or other encumbrances specifically disclosed by the most recent financial or other statements furnished by or on behalf of Borrower to NMAC prior to the date of this Agreement and that are securing indebtedness not to be paid with the proceeds of the Loan, (iii) liens for taxes not delinquent or being contested in good faith, (iv) liens of mechanics or materialmen arising in the ordinary course of business with respect to obligations that are not overdue or that are being contested in good faith, and (v) liens resulting from deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security.

          3. Guaranties. Borrower shall not endorse, guaranty or become surety for the payment of any debt or obligation of any individual, partnership or corporation, directly or contingently, except for recourse on the obligations of retail purchasers of merchandise from Borrower and in connection with endorsing checks and other negotiable instruments for deposit and collection.

          4. Transfers, Acquisitions, Mergers, etc. Borrower shall not sell, exchange, transfer or otherwise dispose of any of Borrower's property, except in the normal course of business; buy, rent, lease or otherwise acquire property from any Dealer Principal, or in which any of the Dealer Principals has an interest, direct or indirect; consolidate with or merge into any other business concern or permit any other business concern to consolidate with or merge into Borrower; sell, exchange, transfer, lease or otherwise dispose of all or any substantial part of the capital assets of Borrower; make any payments upon or transfer any assets in satisfaction, in whole or in part, of any indebtedness subordinated to any obligation owing to NMAC; or make or have outstanding, except loans and advances specifically disclosed by the most recent financial statement furnished by Borrower to NMAC prior to the date of this Agreement, any loan or advance to any individual, partnership or corporation, purchase any security of any corporation or invest in the obligations of any individual, partnership or corporation.

          5. Compensation. Borrower shall not make any loan to or increase the present annual compensation of any director, officer, manager or Dealer Principal of Borrower, directly or indirectly, or permit any of the foregoing to withdraw from Borrower money in any manner other than in the normal and usual course of business.

          6. Dividends. If a corporation, Borrower shall not declare or pay any dividend on any shares of its capital stock, make any other distribution on any such shares or retire or issue any additional shares of its capital stock or other securities.

ARTICLE IV.  DEFAULT

         A. Events of Default. If any of the following events (herein called an "Event of Default") shall occur, NMAC may declare the unpaid portion of the Principal, and accrued and unpaid interest thereon, and any other obligation to NMAC with interest thereon, to be immediately due and payable, without notice or demand to anyone, and may proceed in the manner set out in Article IV (B) hereof.

          1. Default in Payment. Borrower fails to pay in full any installment of the Principal, or interest thereon, as and when the same becomes due and payable. Acceptance of payments in arrears shall not waive or affect any right to accelerate as herein provided.

          2. Breach of Covenant or Agreement. Borrower breaches any other covenant or agreement made by it hereunder or in any other agreement between Borrower and NMAC, whether now existing or hereafter arising.

          3. Misrepresentation. Any representation or warranty made by Borrower to NMAC, whether set forth in this Agreement, in any other agreement between Borrower and NMAC, in any report, certificate, financial statement or other statement furnished to NMAC, or otherwise, shall prove to have been false or misleading in any material respect as of the date on which the same was made.

          4. Default Under Other Agreements. Any other indebtedness of Borrower to NMAC shall be accelerated under the terms of the instrument evidencing such indebtedness as a result of a default by Borrower, or, if payable upon demand, shall be demanded.

          5. Bankruptcy, Receivership, Insolvency. Bankruptcy, receivership, insolvency, assignment for the benefit of creditors, reorganization, arrangement, dissolution, liquidation or other similar proceedings shall be instituted by or against Borrower or all or any part of its property under the laws of the United States or of any state or other competent jurisdiction.

          6. Variance in Ownership or Management of Borrower. NMAC has confidence in the integrity and ability of the Dealer Principals and in making the Loan is relying on such individuals to continue to have ownership interest in or be in the active management and operation of Borrower, or both, as the case may be, in the manner set out in this Agreement. In the event there shall be any variation in the ownership interest in, or active management and operation of, Borrower with respect to the Dealer Principals, NMAC may declare the unpaid portion of the Principal, and accrued and unpaid interest thereon, to be immediately due and payable, without notice or demand to anyone, and may proceed in the manner set out in Article IV (B) hereof.

         B. Remedies. If an Event of Default shall occur, or in the event there shall be any variation in the ownership interest in or active management and operation of Borrower with respect to the Dealer Principals, NMAC may exercise any one or more of the following remedies:

          1. Acceleration. NMAC may declare the unpaid portion of the Principal, and accrued and unpaid interest thereon, to be immediately due and payable, without notice or demand to anyone.

          2. Suit. NMAC may institute proceedings to collect the Principal and interest thereon and to recover judgment for the same and to collect upon such judgment out of any property of Borrower wheresoever situated.

          3. Offset. NMAC may offset and apply any monies, credits or other proceeds or property of Borrower that have or may come into the possession or under the control of NMAC against any amount owing by Borrower to NMAC. NMAC may convert any such proceeds or property to cash and deduct from the amount applied the cost of converting the same to cash.

          4. Other Remedies. NMAC may exercise its rights as a secured creditor under the Uniform Commercial Code, and, in addition, exercise any of the rights granted it in this Article IV or elsewhere in this Agreement or any other document, instrument or agreement executed in connection with this Agreement, or exercise any rights and pursue any remedies otherwise available to it at law or in equity.

         C. Rights with Respect to Intangibles. In addition to the rights granted to NMAC with respect to accounts, contract rights, chattel paper, tax refunds and general intangibles (hereinafter called the "Intangibles") pursuant to this Agreement, NMAC may:

          1. settle, adjust and compromise all present and future claims arising thereunder or in connection therewith;

          2. sell, assign, pledge or make any other agreement with respect thereto or the proceeds thereof; and

          3. exercise any and all other rights and remedies that NMAC would have with respect thereto if it were the absolute owner thereof.

          Borrower shall deliver to NMAC upon demand, all of its books and records relating to the Intangibles and all instruments and other writings relating to, evidencing or constituting all or any portion of the Intangibles.

         D.  Repossession of Collateral.  NMAC may

          1. personally, or by agents or attorneys, take possession of the Collateral or any portion thereof, from Borrower, with or without notice or demand or process of law and free from all claims by Borrower, and for that purpose NMAC may enter upon Borrower's premises where any of the same is located, remove the same without liability for suit, action or proceeding by Borrower and use in connection with such removal any and all services, supplies, aids and other facilities of Borrower, and

          2. take possession of the Collateral, or any portion thereof, free from all claims by Borrower, by directing Borrower in writing to assemble the same and deliver the same to NMAC at any place or places at which Borrower then maintains facilities for maintenance or storage or to any other place or places designated by NMAC and reasonably convenient to Borrower and NMAC, in which event Borrower shall at its own expense forthwith cause the same to be moved to the place or places so designated by NMAC and there delivered to NMAC, it being understood that Borrower's obligation so to deliver the same is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, NMAC shall be entitled to a decree requiring specific performance by Borrower of such obligation. NMAC may, without charge, keep any of the Collateral repossessed by NMAC pursuant to this clause on the premises of Borrower pending further action by NMAC. NMAC also may take possession of any or all proceeds arising from the disposition of the Collateral or any portion thereof.

     E. Disposition of Collateral. NMAC may, at its option:

          1. sell the Collateral or any portion thereof, at one or more public or private sales, in such manner, at such time or times and upon such terms as NMAC may determine, following notice to Borrower (which hereby agrees that any such notice given at least five (5) days before the time of any intended public sale, or before the time after which private sale, of the Collateral, or any portion thereof, is to be made, shall be reasonable notice of such sale); and/or

          2. hold, lease, operate or otherwise use or permit the use of the Collateral, or any portion thereof, in such manner, for such time and upon such terms as NMAC may determine, and, in connection therewith, collect and retain all earnings, rents, profits and other amounts due and to become due with respect thereto.

          Borrower agrees that the sale by NMAC of any new or unused property repossessed by NMAC to the manufacturer, distributor or seller thereof, or to any person designated by such manufacturer, distributor or seller, at the invoice cost to Borrower less any credit granted to Borrower with respect thereto and reasonable costs of transportation and reconditioning, shall be deemed to be a commercially reasonable means of disposing of the same. Borrower further agrees that if NMAC shall solicit bids from three or more other dealers in the type of property repossessed by NMAC hereunder, any sale by NMAC of such property in bulk or in parcels to the bidder submitting the highest cash bid therefor shall also be deemed to be a commercially reasonable means of disposing of the same. Borrower further agrees that return by NMAC of any property to the manufacturer, distributor or seller thereof in accordance with any agreement between Borrower and such manufacturer, distributor or seller shall be deemed to be a commercially reasonable means of disposing of the same. Notwithstanding the foregoing, it is expressly understood that such means of disposal shall not be exclusive, and that NMAC shall have the right to dispose of any property repossessed hereunder by any commercially reasonable means. Nothing herein shall require NMAC to look to any or all of the Collateral in satisfaction of Borrower's indebtedness to NMAC.

          Any disposition of the Collateral may be made on the premises of Borrower or elsewhere, at the option of NMAC. Borrower hereby agrees that NMAC may, in the exercise of its remedies hereunder, use the premises on which the Collateral is located and may exercise all rights of Borrower with respect to such premises. If Borrower is the lessee of such premises, Borrower hereby assigns to NMAC all of Borrower's right, title, and interest in and to Borrower's lease covering such premises (such assignment to become effective, however, only at such time as NMAC shall notify Borrower in writing thereof), and Borrower agrees to use its best efforts to attempt to obtain any necessary consent to such assignment by the lessor thereof.

         F. Application of Proceeds. The proceeds of any sale, lease or use of the Collateral, less the expenses incurred by NMAC in taking, holding, selling, leasing, using, preparing for sale or lease and the like, and reasonable attorneys' fees and other legal expenses, shall be applied by NMAC to the partial or complete satisfaction of any indebtedness or obligation of Borrower to NMAC. NMAC shall account to Borrower for any surplus, and Borrower shall be liable to NMAC for any deficiency.

         G. Late Charges and Collection Expenses. Without limiting or otherwise affecting NMAC's remedies, if Borrower shall fail to pay any installment of the Principal, when and as the same shall become due and payable, interest thereafter shall accrue thereon and be payable at a rate that is three (3) percentage points per annum more than the rate set forth in this Agreement (but in no event more than the maximum rate allowed under applicable law) until the same is paid and Borrower shall pay to NMAC, upon demand, all expenses (including reasonable attorneys' fees and other legal expenses) incurred by NMAC in effecting, or attempting to effect, collection.

         H. Waiver. Borrower hereby waives (to the extent that the same may be waived) the benefit of all valuation, appraisement, exemption, stay of execution and redemption laws now or hereafter in effect.

         I. Other. NMAC may exercise any other remedy specifically granted to a secured party under the Uniform Commercial Code or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

ARTICLE V.  MISCELLANEOUS

         A. Prepayment. Borrower may prepay the Principal in whole or in part at any time. Prepayments of the Principal shall be applied to the installments of the Principal remaining unpaid in inverse order of their maturity. Any prepayment shall not be deemed to extend or modify the repayment schedule or the due date of the final installation.

         B. Expenses and Fees. Borrower shall pay all costs and expenses incurred by NMAC in connection with the preparation, execution and delivery of this Agreement and all other agreements and instruments executed in connection herewith, including but not limited to, fees and disbursements of counsel for NMAC.

         C. Performance of Borrower's Obligations. Time is of the essence. If Borrower shall fail to make any payment or perform any act required by this Agreement, NMAC may, but shall not be obligated to, and without prejudice to its rights and remedies if it does not, make such payment or perform such act for the account and at the expense of Borrower, without notice to or demand upon Borrower and without waiving or releasing any obligation or default. Borrower shall indemnify and hold harmless NMAC from and against all losses and expenses (including, but not limited to, reasonable attorneys' fees) suffered or incurred by NMAC by reason of any acts performed by it pursuant to this Section; and Borrower shall pay to NMAC, upon demand, all sums expended, or losses and expenses suffered or incurred, by NMAC pursuant to this Section, plus interest thereon at a rate that is three (3) percentage points per annum more than the rate set forth in this Agreement (but in no event more than the maximum rate allowed under applicable law) from the date on which such sums are expended, or losses and expenses suffered or incurred, by NMAC to the date on which Borrower reimburses NMAC therefor.

         D. Rights, Remedies, Powers. Each and every right, remedy and power granted to NMAC under this Agreement shall be cumulative and in addition to any other right, remedy or power herein specifically granted or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by NMAC from time to time concurrently or independently and as often and in such order as NMAC may deem expedient. Any failure or delay on the part of NMAC in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect NMAC's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power. In the event NMAC shall institute proceedings to enforce any such right, remedy or power and such proceedings shall be determined adversely to NMAC, then Borrower and NMAC shall be restored to their former positions and the rights, remedies and powers of NMAC shall continue as if no such proceedings had been taken.

         E. Modification, Waiver, Consent. Any modification or waiver of any provision of this Agreement, or any consent to any departure by Borrower therefrom, shall not be effective in any event unless the same is in writing and signed by a branch manager or any officer of NMAC and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower in any event not specifically required of NMAC hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

         F. Communications. Any notice, request, demand, consent, approval or other communication provided or permitted under this Agreement shall be in writing and be given by personal delivery or sent by United States first class mail, postage prepaid, addressed to the party for whom it is intended at its address specified in this Agreement; provided, however, that either party may change its address for purposes of receipt of any such communication by giving ten days' written notice of such change to the other party in the manner above prescribed.

         Communications shall be mailed to:

Dealer at:                                NMAC at:

B & B FLORIDA ENTERPRISES, INC.,          NISSAN MOTOR ACCEPTANCE CORPORATION
dba Stuart Nissan                         990 West 190th Street
                                          Torrance, CA 9502-1019
                                          Attention:  Manager, Commercial Credit
BEFORE 1/1/96:  2755 S. Federal Highway
                Stuart, Florida  34994

AFTER 1/1/96:   4313 S. Federal Highway
                Stuart, Florida  34997
                Attention:  Mr. Thomas A. DeRita, Jr.

         G. Approvals. By accepting or approving anything required to be observed or performed by Borrower, or to be given to NMAC, pursuant to this Agreement (including, but not limited to, any policy of insurance or any balance sheet, statement of profit and loss or other financial statement, any Intangible or any agreement), NMAC shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by NMAC.

         H. Governing Law. This Agreement shall be deemed to have been made under, and shall be governed in all respects by, the laws of the state in which Borrower's place of business is located (as set forth in this Agreement), including matters of construction, validity and performance.

         I. Severability. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further, that where the provisions of any such applicable law may be waived, they hereby are waived by Borrower to the full extent permitted by law to the end that this Agreement shall be deemed to be valid and binding in accordance with its terms.

         J. Applicability, If Borrower a Proprietorship. If Borrower is a sole proprietorship, the warranties and covenants set forth herein shall apply only to matters connected with Borrower's business herein described.

         K. Binding  Effect.  This  Agreement  shall be binding upon,  and shall
inure  to  the  benefit  of,  the  heirs,   executors,   administrators,   legal
representatives, successors and assigns of Borrower and NMAC.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date set forth below.

Dated: 10-12, 1995

B & B FLORIDA ENTERPRISES,  INC.,         NISSAN MOTOR ACCEPTANCE CORPORATION,
a Florida corporation,                    a California corporation
dba Stuart Nissan

By:  /s/ Thomas DeRita, Jr.               By:  /S/ Mark Doi
---------------------------               ------------------
Name: Thomas DeRita, Jr.                  Mark Doi
Title:  President                         Corporate Manager, Commercial Credit